Exhibit 99.1

Highpower International Reports Financial Results

For the Second Quarter And Six Months Ended June 30, 2015

Company to Hold Conference Call on August 10, 2015 at 10:00 a.m. Eastern Time / 7:00 a.m. Pacific Time

SAN FRANCISCO, USA and SHENZHEN, CHINA – August 10, 2015 - Highpower International, Inc. (NASDAQ: HPJ), a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, and a battery management systems and battery recycling provider, today announced its financial results for the second quarter and six months ended June 30, 2015.

2015 Second Quarter Operating and Financial Highlights (all results are compared to prior year period)

•	Net sales were $38.6 million, an increase of 1.3% from $38.1 million.
•	Lithium battery net sales increased 26.0% to $22.1 million from $17.5 million. Nickel-metal hydride (Ni-MH) net sales decreased 17.6% to $15.8 million from $19.2 million.
•	Gross margin was 22.2% compared to 20.3%.
•	EBITDA was $3.3 million, an increase of 36.6% from $2.4 million; Adjusted EBITDA improved to $3.5 million, compared to $2.8 million.
•	Net income attributable to the Company was $1.9 million, or $0.12 per diluted share, an increase of 129.8% from net income of $0.8 million, or $0.05 per diluted share; non-GAAP net income attributable to the Company was $2.1 million, or $0.13 per diluted share, compared to $1.3 million, or $0.08 per diluted share.
•	Received Best Design Award at the 5th China International Energy Storage Conference and Exhibition.
•	Awarded 100 KWh energy storage project from China Southern Power Grid.
•	Selected by Seiko for wearable battery solutions.
•	Granted U.S. patent for new safety technology, with a total of 149 patents.

Management Commentary

Mr. George Pan, Chairman and CEO of Highpower International, commented, "Revenue growth of lithium battery products was driven by continuous global demand for mobile devices as well as the electric bus market in China, offset by a more challenging environment for nickel-metal hydride business. We continue to leverage the flexibility of our operations to take advantage of these trends in the marketplace, and our ability to manufacture lithium battery products to a wide variety of customers largely drove our double-digit increases for the quarter. This led to overall top-line improvement despite lower Ni-MH sales as a result of commodity-driven pricing pressures. We have made progress towards further improving the Company's profitability through lean manufacturing, and delivered improved gross and operating margins. We also plan to commercialize portable energy storage systems in the international market by the end of year, and to channel all of our attention on positioning Highpower for sustainable and profitable growth.”

2015 Second Quarter Financial Review

Net Sales

Net sales for the second quarter ended June 30, 2015 were $38.6 million compared to $38.1 million for the same period in 2014. The 1.3% increase in net sales compared to the same period in 2014 was mainly due to a $4.6 million improvement in net sales of Lithium batteries, offset by a decline of $3.4 million in sales of Ni-MH batteries and $0.7 million in sales of new material business.

Net sales for the six months ended June 30, 2015 were $70.8 million, an increase of 5.2% compared to $67.3 million for the same prior year period. This increase was attributable to an increase of $8.0 million in sales of Lithium batteries, offset by a $4.1 million decrease in net sales of Ni-MH batteries and $0.4 million decrease in new material business.

Gross Profit

For the second quarter ended June 30, 2015, the Company’s gross profit was $8.6 million, an increase of 10.8% from $7.7 million for the same period in 2014.

For the six months ended June 30, 2015, the Company’s gross profit was $14.1 million, an increase of 3.4% from $13.7 million for the same period in 2014.

Gross Margin

Gross margin was 22.2% for the second quarter ended June 30, 2015, compared to 20.3% for the same period in 2014. This increase was attributed to a decrease in the average price of battery materials (nickel) and higher sales of lithium batteries, offset by a negative gross profit from new materials as it ramps up operations.

Gross margin for the six months ended June 30, 2015 was 20.0%, as compared with 20.3% for the same period in 2014. The decrease was due to decrease in the average selling price of products.

Net sales, cost of sales, and gross profit by segment is set out as follows:

	Three months ended June 30,			Six months ended June 30,
	2015	2014		2015	2014
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	$	$	Changes in %	$	$	Changes in %
Net sales
Ni-MH Batteries	15,775,426	19,153,435	-17.6%	30,534,896	34,640,938	-11.9%
Lithium Batteries	22,066,302	17,511,963	26.0%	38,886,930	30,902,207	25.8%
New Materials	794,073	1,469,238	-46.0%	1,351,623	1,751,805	-22.8%
Total	38,635,801	38,134,636	1.3%	70,773,449	67,294,950	5.2%

Cost of Sales
Ni-MH Batteries	11,850,483	15,224,391	-22.2%	23,565,936	27,514,189	-14.3%
Lithium Batteries	17,307,091	13,877,599	24.7%	31,640,483	24,580,425	28.7%
New Materials	914,467	1,303,155	-29.8%	1,447,556	1,539,900	-6.0%
Total	30,072,041	30,405,145	-1.1%	56,653,975	53,634,514	5.6%

Gross Profit
Ni-MH Batteries	3,924,943	3,929,044	-0.1%	6,968,960	7,126,749	-2.2%
Lithium Batteries	4,759,211	3,634,364	31.0%	7,246,447	6,321,782	14.6%
New Materials	(120,394)	166,083	-172.5%	(95,933)	211,905	-145.3%
Total	8,563,760	7,729,491	10.8%	14,119,474	13,660,436	3.4%

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Net sales by geography is set out as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales
China Mainland	49.9%	52.2%	47.1%	51.2%
Asia, others	30.1%	22.8%	31.2%	21.2%
Europe	14.9%	18.5%	16.3%	20.0%
North America	4.6%	5.9%	4.7%	6.8%
Others	0.5%	0.6%	0.7%	0.8%
Total:	100.0%	100.0%	100.0%	100.0%

Research and Development (R&D)

R&D expenses were $2.0 million, or 5.2% of net sales, for both the second quarter ended June 30, 2015 and for the same period in 2014.

For the six months ended June 30, 2015, R&D expenses were $3.7 million, or 5.2% of net sales, compared to $3.8 million, or 5.6% of net sales, for the same period in 2014.

Selling & Distribution

Selling and distribution expenses were $1.6 million, or 4.1% of net sales, for the second quarter ended June 30, 2015, compared to $1.6 million, or 4.2% of net sales, for the same period in 2014.

For the six months ended June 30, 2015, selling and distribution expenses were $3.4 million, or 4.8% of the net sales, compared to $3.1 million, or 4.6% of net sales, for the same period in 2014.

General & Administrative

General and administrative expenses were $3.4 million, or 8.9% of net sales, for the second quarter ended June 30, 2015, compared to $3.3 million, or 8.7% of net sales, for the same period in 2014.

For the six months ended June 30, 2015, general and administrative expenses were $6.4 million, or 9.1% of net sales, compared to $6.9 million, or 10.2% of net sales, for the same period in 2014.

Net Income

For the second quarter of 2015, net income attributable to the Company was $1.9 million, or $0.12 per diluted share based on 15.4 million weighted average diluted shares outstanding, compared to net income of $0.8 million, or $0.05 per diluted share based on 15.3 million weighted average diluted shares outstanding. Non-GAAP net income attributable to the Company was $2.1 million, or $0.13 per diluted share, compared to a non-GAAP net income of $1.3 million, or $0.08 per diluted share, in the prior year period.

For the six months ended June 30, 2015, net income attributable to the Company was $1.7 million, or $0.12 per diluted share based on 15.5 million weighted average diluted shares outstanding, compared to net loss of $0.1 million, or $0.01 per diluted share based on 14.4 million weighted average diluted shares outstanding. Non-GAAP net income attributable to the Company was $1.7 million, or $0.11 per diluted share, compared to a non-GAAP net income of $0.7 million, or $0.05 per diluted share, in the prior year period.

EBITDA

EBITDA for the second quarter ended June 30, 2015 improved to $3.3 million from $2.4 million in the prior year period. EBITDA for first half of 2015 increased 67.6% to $4.5 million from $2.7 million for the six months ended June 30, 2014.

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A table reconciling EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to the appropriate GAAP measure is included with the Company’s financial information below.

Balance Sheet Highlights

($ in millions, except per share data)	June 30,	December 31,
	2015	2014
	(Unaudited)
	$	$
Cash and Cash Equivalents	$3.7	$14.6
Restricted cash	$12.8	$15.4
Total Current Assets	$84.0	$89.2
Total Assets	$142.4	$146.2

Total Current Liabilities	$97.0	$101.4
Total Liabilities	$98.6	$104.4

Shareholders’ Equity	$43.8	$41.8
Total Liabilities and Shareholders’ Equity	$142.4	$146.2
Book Value Per Share	$2.90	$2.77

Outlook for 2015

Based on current expectations for global demand in the rechargeable battery market in 2015 and the continued trends toward mobile power sources, higher-value energy storage systems and transportation products, the Company is reaffirming its 2015 guidance of revenues to be between $160 million to $170 million, and non-GAAP net income of between $5.0 million and $6.0 million, and net income of between $4.0 million and $5.0 million.

Conference Call Details

The Company announced that it will discuss financial results in a conference call on August 10, 2015 at 10:00 a.m. Eastern Time / 7:00 a.m. Pacific time to discuss these results.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-3108
Live Participant Dial In (International):	201-493-6797

To listen to the live webcast, please go to at www.highpowertech.com and click on the conference call link, or go to: http://highpowertech.equisolvewebcast.com/q2-2015. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

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Use of Non-GAAP Measures

The Company has supplemented its reported GAAP (generally accepted accounting principles) financial information with non-GAAP measures. EBITDA was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. Adjusted EBITDA and Non-GAAP (adjusted) net income or (loss) exclude stock-based compensation expense. Adjusted EBITDA, as defined above, may not be similar to Adjusted EBITDA measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company's operating results in the ordinary course of its operations.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, without limitation, fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; our dependence on the growth in demand for portable electronic devices and energy storage systems and transportation products and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery products, including our lithium products; our ability to successfully develop products for and penetrate the electric transportation market; our ability to successfully commercialize portable energy storage systems in the international market by the end of year and our ability to continue R&D development to keep up with technological changes. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.

Henry Sun

CFO

+86-755-8968-6521

ir@highpowertech.com

INVESTOR RELATIONS:

The Equity Group Inc.

In China

Katherine Yao, Senior Associate

+86-10-6587-6435

kyao@equityny.com

In U.S.

Adam Prior, Senior Vice President

+1 (212) 836-9606

aprior@equityny.com

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Stated in US Dollars except Number of Shares)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Net sales	38,635,801	38,134,636	70,773,449	67,294,950
Cost of sales	(30,072,041)	(30,405,145)	(56,653,975)	(53,634,514)
Gross profit	8,563,760	7,729,491	14,119,474	13,660,436
Research and development expenses	(1,997,494)	(1,976,965)	(3,671,618)	(3,788,917)
Selling and distribution expenses	(1,597,564)	(1,587,726)	(3,396,286)	(3,124,886)
General and administrative expenses	(3,423,770)	(3,312,296)	(6,448,521)	(6,883,576)
Foreign currency translation gain	73,546	247,102	443,857	349,695
Gain (loss) on derivative instruments	-	21,147	-	(116,134)
Total operating expenses	(6,945,282)	(6,608,738)	(13,072,568)	(13,563,818)
Income from operations	1,618,478	1,120,753	1,046,906	96,618
Gain on change of fair value of warrant liability	84,833	74,548	431,132	74,548
Other income	357,055	361,954	587,147	903,374
Interest expenses	(275,476)	(474,162)	(544,118)	(1,069,543)
Income before taxes	1,784,890	1,083,093	1,521,067	4,997
Income taxes benefit (expenses)	(18,840)	(281,364)	76,416	(189,213)
Net income (loss)	1,766,050	801,729	1,597,483	(184,216)
Less: net loss attributable to non-controlling interest	(101,074)	(10,769)	(146,283)	(61,565)
Net income (loss) attributable to the Company	1,867,124	812,498	1,743,766	(122,651)
Comprehensive income (loss)
Net income (loss)	1,766,050	801,729	1,597,483	(184,216)
Foreign currency translation income (loss)	206,027	(19,936)	1,266	(361,122)
Comprehensive income (loss)	1,972,077	781,793	1,598,749	(545,338)
Less: comprehensive loss attributable to non-controlling interest	(95,376)	(11,294)	(144,549)	(72,727)
Comprehensive income (loss) attributable to the Company	2,067,453	793,087	1,743,298	(472,611)
Income (loss) per share of common stock attributable to the Company
- Basic	0.12	0.05	0.12	(0.01)
- Diluted	0.12	0.05	0.11	(0.01)
Weighted average number of common stock outstanding
- Basic	15,094,979	14,853,219	15,091,639	14,415,662
- Diluted	15,441,576	15,277,743	15,469,274	14,415,662

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HIGHPOWER INTERNATIONAL, INC.AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except Number of Shares)

	June 30,	December 31,
	2015	2014
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	3,739,259	14,611,892
Restricted cash	12,826,121	15,396,827
Accounts receivable, net	33,148,160	32,316,607
Notes receivable	2,271,470	621,110
Prepayments	5,587,678	3,283,520
Other receivables	712,666	665,828
Inventories	25,699,805	22,268,069
Total Current Assets	83,985,159	89,163,853
Property, plant and equipment, net	51,729,322	50,437,718
Land use right, net	4,263,472	4,305,317
Intangible asset, net	575,000	600,000
Deferred tax assets	1,880,410	1,647,184
	142,433,363	146,154,072

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	43,126,718	44,562,647
Deferred income	1,890,464	1,887,409
Short-term loan	9,147,609	15,195,040
Notes payable	33,259,448	29,903,248
Other payables and accrued liabilities	6,222,543	5,896,547
Income taxes payable	1,396,467	1,968,656
Current portion of long-term loan	1,962,420	1,959,248
Total Current Liabilities	97,005,669	101,372,795
Warrant Liability	636,542	1,067,674
Long-term loan	981,209	1,959,247
TOTAL LIABILITIES	98,623,420	104,399,716
EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-
Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,101,679 shares issued and outstanding at June 30, 2015 and 15,084,746 shares issued and outstanding at December 31, 2014)	1,510	1,508
Additional paid-in capital	10,987,266	10,530,430
Statutory and other reserves	3,611,501	3,611,501
Retained earnings	22,418,787	20,675,021
Accumulated other comprehensive income	5,628,189	5,628,657
Total equity for the Company’s stockholders	42,647,253	40,447,117
Non-controlling interest	1,162,690	1,307,239
TOTAL EQUITY	43,809,943	41,754,356
TOTAL LIABILITIES AND EQUITY	142,433,363	146,154,072

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Six months ended June 30,
	2015	2014
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income (loss)	1,597,483	(184,216)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,535,695	2,053,486
Allowance for doubtful accounts	896	266
Loss on disposal of property, plant and equipment	79,692	151,237
Gain on derivative instruments	-	130,948
Deferred income tax	(230,050)	(549,140)
Share based payment	412,304	916,244
Gain on change of fair value of warrant liability	(431,132)	(74,548)
Changes in operating assets and liabilities:
Accounts receivable	(787,672)	159,094
Notes receivable	(1,645,051)	(1,560,871)
Prepayments	(2,292,844)	(1,200,028)
Other receivable	(45,640)	253,843
Inventories	(3,386,818)	(1,086,899)
Accounts payable	(1,503,555)	6,887,622
Deferred income	-	1,009,295
Other payables and accrued liabilities	315,942	(2,175,844)
Income taxes payable	(573,875)	88,688
Net cash flows (used in) provided by operating activities	(5,954,625)	4,819,177
Cash flows from investing activities
Acquisition of plant and equipment	(4,047,717)	(3,503,027)
Net cash flows used in investing activities	(4,047,717)	(3,503,027)
Cash flows from financing activities
Proceeds from short-term bank loans	-	9,611,198
Repayment of short-term bank loans	(6,062,248)	(14,367,008)
Repayment of long-term bank loans	(978,649)	(976,737)
Proceeds from notes payable	30,931,015	21,753,902
Repayment of notes payable	(27,631,861)	(25,195,047)
Proceeds from exercise of employee options	44,534	-
Proceeds from issuance of capital stock, net	-	4,633,164
Change in restricted cash	2,588,730	8,316,169
Net cash flows (used in) provided by financing activities	(1,108,479)	3,775,641
Effect of foreign currency translation on cash and cash equivalents	238,188	(244,829)
Net (decrease) increase in cash and cash equivalents	(10,872,633)	4,846,962
Cash and cash equivalents - beginning of period	14,611,892	7,973,459
Cash and cash equivalents - end of period	3,739,259	12,820,421
Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	727,509	649,665
Interest expenses	615,363	1,061,904
Non-cash transactions
Accounts payable for construction in progress	-	794,356
Offset of deferred income and property, plant and equipment	-	669,668

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Income to EBITDA

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Net income (loss) attributable to the Company	1,876,124	812,498	1,743,766	(122,651)
Non-GAAP Net Income (1)	2,073,234	1,253,248	1,724,938	719,045
Interest expenses, net	110,262	270,351	342,832	592,500
Income tax expenses	18,840	281,364	(76,416)	189,213
Depreciation and Amortization	1,289,652	1,041,685	2,535,695	2,053,486
EBITDA	3,285,878	2,405,898	4,545,877	2,712,548
Non-GAAP EBITDA(2)	3,491,988	2,846,648	4,527,049	3,554,244

(1) See table below for reconciliation of net income (loss) attributable to the Company to Non-GAAP net income attributable to the Company.

(2) Excludes share-based compensation expense and gain on change of fair value of warrant liability as set forth in the following table.

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars except Number of Shares)

Reconciliation of Net Income (Loss) Attributable to the Company to Non-GAAP Net Income Attributable to the Company

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Net income (loss) attributable to the Company	1,867,124	812,498	1,743,766	(122,651)
Stock-based compensation expense	290,943	515,298	412,304	916,244
Gain on change of fair value of warrant liability	(84,833)	(74,548)	(431,132)	(74,548)
Non-GAAP net income attributable to the Company	2,073,234	1,253,248	1,724,938	719,045
Basic net income (loss) per share of common stock attributable to the Company	0.12	0.05	0.12	(0.01)
Stock-based compensation expense	0.02	0.03	0.03	0.06
Gain on change of fair value of warrant liability	-	-	(0.03)	-
Non-GAAP income per share of common stock attributable to the Company	0.14	0.08	0.12	0.05
Diluted net income (loss) per share of common stock attributable to the Company	0.12	0.05	0.11	(0.01)
Stock-based compensation expense	0.02	0.03	0.03	0.06
Gain on change of fair value of warrant liability	(0.01)	-	(0.03)	-
Non-GAAP income per share of common stock attributable to the Company	0.13	0.08	0.11	0.05
Weighted average number of common shares outstanding
-Basic	15,094,979	14,853,219	15,091,639	14,415,662
-Diluted	15,441,576	15,277,743	15,469,274	14,415,662

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